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EXHIBIT 10.51
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November 19, 1999

Mr. David Loflin President
USURF America, Inc.
8748 Quarters Lake Road
Baton Rouge, LA 70809

Dear Mr. Loflin:

This letter agreement (the "Agreement") will confirm our understanding regarding the production by The Research Works, Inc. ("RW') of reports with respect to the securities of USURF America, Inc. ("Client"), a Nevada corporation. This Agreement supercedes any prior agreements between our companies, and any such prior agreements are to be considered null and void.

Whereas RW is an independent research firm that produces reports with respect to the securities of its clients, and whereas Client has publicly traded securities and desires RW to produce a report regarding its securities ("Report"), in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RW and Client hereby agree as follows:

1. The term of this Agreement shall commence on the date of your signing of this Agreement and shall continue through the date of RWs issuance of the Report.

2. RW shall not distribute the Report without first providing Client with a reasonable opportunity to review such Report and correct any historical factual information in such Report that is incorrect.

3. RW shall prepare the Report and print and distribute the report at RWs own expense to institutional investors whom it believes have an interest in small-capitalization stocks. RW will also mail to Client 200 copies of the Report, and Client may duplicate the Report at its own expense or purchase additional original copies from RW for a nominal fee.

4. In consideration of RWs services with respect to the Report, Client shall issue to RWwarrants to purchase shares of Client's common stock, the terms of which warrants shall be set forth in the Warrant Agreement attached hereto (the "Warrant Agreement"). This Warrant Agreement details the number of warrants and the various terms and conditions to which the warrants are subject.

5. Except for a so-called "Shelf' Registration Statement on Form S-1 to be filed by Client in the near future, with respect to 2,000,000 shares of Client's common stock for use in as-yet unidentified business acquisitions, Client represents that (a) it is not presently engaged in a private or public offering of securities, including any continuing distribution, whether or not exempt, that will not be concluded prior to issuance of the Report on Client, and that Client has no intention of making such an offering within the next 90 days (an "evergreen" prospectus for employee stock option and other similar plans will not preclude issuance of the Report); (b) will not use the Report in connection with any offering without the prior written consent of RW; (c) it and its principals will keep confidential their knowledge of the pending release of the Report; and
(d) it will cease any distribution of the Report when facts or management's expectations are materially different from those presented or estimated in such Report; (e) it will indemnify and hold RWand its officers and employees harmless from and against any loss, damage, liability, or expense (including reasonable attorneys' fees and other costs of litigation, regardless of outcome) arising out of or in connection with (i) any breach of the representations and covenants made by Client in this Point 5, (ii) false or misleading information provided to RW by Client, or (iii) claims relating to the purchase and/or sale of Client's securities arising from RWs relationship with Client. Such indemnifications shall continue indefinitely beyond the term of this Agreement.

6. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to the principals of conflict of laws.

Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned whereupon this Letter Agreement shall become a binding agreement.

Very truly yours,

THE RESEARCH WORKS, INC.

By: /s/ William J. Ritger
       William J. Ritger
       President

AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE:

USURF AMERICA, INC.

By: /s/ David M. Loflin
       David M. Loflin
       President